Exhibit 23(a)



                      CONSENT OF KPMG PEAT MARWICK LLP,
                          INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Emerson Electric Co. ("Emerson") and to the incorporation by reference therein of our report dated November 12, 1996 which is incorporated by reference in Emerson's Annual Report on Form 10-K for the year ended September 30, 1996.


                                    /s/ KPMG Peat Marwick LLP
                                    -------------------------
                                    KPMG PEAT MARWICK LLP

St. Louis, Missouri
November 24, 1997